Morgan Stanley Quality Municipal Income Trust
                     Item 77(o) 10f-3 Transactions
                    October 1, 2001 - March 31, 2002


Security Date     Price    Shares    % of  Total          Purcha  Broker
         of       Of       Purchase  Asset Issued         sed
         Purcha   Shares   d         s                    By
         se                                               Fund
Indiana  10/25/   Various  10,000,0  1.47% $400,000,000   2.50%    Bear
Bond       01              00                                     Stearn
Bank                                                                 s
Revolvin
g Fund
Ser 2001
(Aaa/AAA
)
Sabine   11/08/   $100.00  5,000,00  0.73% $485,290,000   1.03%    Bear
River      01              0                                      Stearn
Auth,                                                                s
TXU
Elec,
Refg Ser
2001 B
(AMT)
Triborou 11/07/   Various  5,000,00  0.73% $1,125,720,0   0.44%    Bear
gh Brdg    01              0                    00                Stearn
& Tunl                                                               s
Auth, NY
Ser 2001
A
(Aa3/AA-
)
Houston, 02/13/   $95.89   5,000,00  0.76% $425,030,000   1.18%   Sieber
TX,        02              0                                         t
Water &                                                           Branfo
Sewer                                                               rd
Refg
2002 Ser
A (FSA)
Ohio     01/11/   Various  2,000,00  0.30% $150,515,000   1.33%   Lehman
State      02              0                                      Brothe
Univ,                                                               rs
General
Receipts
Ser 2002
A
(Aa2/AA)
Orange   03/01/   $106.89  4,000,00  0.61%  $78,230,000   5.11%    Paine
Cnty,      02              0                                      Webber
Sch Brd,
FL, Ser
2001 A
COPs
(AMBAC)